GLOBAL HIGH INCOME PORTFOLIO
                           LETTER OF INVESTMENT INTENT


To the Board of Trustees of Global High Income Portfolio:

         The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of Global High Income Portfolio in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of One Hundred Thousand Dollars ($100,000.00).

         The Purchaser agrees that the beneficial interest is being purchased for investment with no present intention of reselling or redeeming said Interest.

         Dated and effective this 16th day of October, 1992.



                                           G.T. GLOBAL HIGH INCOME FUND



                                            /s/ James W. Churm
                                            ------------------------------
                                             By:  James W. Churm
                                                  Vice President





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                          GLOBAL HIGH INCOME PORTFOLIO
                           LETTER OF INVESTMENT INTENT


To the Board of Trustees of Global High Income Portfolio:

         The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of Global High Income Portfolio in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of One Hundred Thousand Dollars ($100,000.00).

         The Purchaser agrees that the beneficial interest is being purchased for investment with no present intention of reselling or redeeming said Interest.

         Dated and effective this 16th day of October, 1992.



                                           G.T. CAPITAL MANAGEMENT, INC.



                                           /s/ James W. Churm
                                           -------------------------------
                                           By:  James W. Churm
                                                Vice President